Exhibit 99.1

Contacts:

Glenn Schulman, PharmD

Director of Investor Relations

gschulman@curagen.com

(888) 436-6642

FOR IMMEDIATE RELEASE

CuraGen Reports Fourth Quarter and

Year End 2007 Financial Results

– Strengthened Balance Sheet and Advancing Products in 2008

– Conference call to be hosted today at 11:00 a.m. Eastern Time –

BRANFORD, Conn., – January 31, 2008 – CuraGen Corporation (NASDAQ: CRGN) today reported its consolidated financial results for the fourth quarter and fiscal year ended December 31, 2007.

CuraGen reported a loss from operations for the fourth quarter of 2007 of $11.0 million, or $0.20 per share, which included restructuring charges totaling $2.7 million, or $0.05 per share, compared to a loss from operations of $14.2 million, or $0.26 per share, for the fourth quarter of 2006.

For the year ended December 31, 2007, CuraGen reported a loss from operations of $59.6 million, or $1.07 per share, which included restructuring charges totaling $11.3 million, or $0.20 per share. For the year ended December 31, 2007, CuraGen reported consolidated net income of $25.4 million, or $0.45 per share, driven by the recognition of the gain on the sale of non-core assets and on the repurchase of $40.1 million of CuraGen’s convertible subordinated debentures.

As of December 31, 2007, CuraGen had cash, restricted cash and investments of $115.0 million. At December 31, 2007, CuraGen had outstanding convertible debt of $69.9 million due February 2011, compared to $176.2 million at December 31, 2006.

2008 Guidance and Oncology Pipeline Milestones

During 2008, clinical trial results from ongoing studies evaluating belinostat and CR011-vcMMAE are expected to be reported. CuraGen currently anticipates using approximately $25 million of cash, including capital expenditures, to fund its operations, during 2008.

“Over the course of 2007, we strengthened our balance sheet by monetizing approximately $91 million of non-core assets, and reducing our convertible debt by approximately $106 million. With $115 million of cash and investments and a projected operating cash burn of approximately $25 million, we believe that we are in an excellent position to advance our core products, belinostat and CR011-vcMMAE, toward registrational development during 2008 and to fund operations into 2011,” commented Timothy Shannon, M.D., President and Chief Executive Officer of CuraGen.

Anticipated milestones for 2008 include:

Belinostat, HDAC inhibitor for the treatment of cancer:

-	Updated Phase II results for the treatment of T-cell lymphoma during the second quarter of 2008;

-	Updated Phase II results of belinostat in combination with carboplatin and paclitaxel for the treatment of ovarian cancer during the second quarter of 2008; and

-	Initiate Phase III trial of intravenous belinostat for the treatment of peripheral T-cell lymphoma by the fourth quarter of 2008.

CR011-vcMMAE, antibody-drug conjugate for the treatment of metastatic melanoma:

-	Advance CR011-vcMMAE into the efficacy portion of the PhaseI/II clinical trial for patients with metastatic melanoma during the second quarter of 2008

-	Report updated Phase I/II clinical trial results of CR011-vcMMAE for the treatment of malignant melanoma during the second quarter of 2008.

Conference Call Details and Dial-in Information

Date:	Thursday, January 31, 2008

Time:	11:00 a.m. EST

Dial-in:	877-272-5391 (domestic)

  706-758-4315 (international)

Passcode:	31898426

Webcast:	Access to the live webcast is available at http://www.curagen.com.

A replay of the conference call will be available starting at 2:00 p.m. Eastern time on Thursday, January 31, 2008 through Saturday, March 1, 2008 by dialing 800-642-1687 (domestic) or 706-645-9291 (international). The passcode for the replay is 31898426. An archive of the webcast will be available for 30 days at http://www.curagen.com.

About CuraGen

CuraGen Corporation (NASDAQ: CRGN) is a dedicated clinical-stage biopharmaceutical company developing diverse approaches for the treatment of cancer including the histone deacetylase inhibitor, belinostat, and the antibody-drug conjugate, CR011-vcMMAE. By leveraging drug development strengths cultivated over the years, CuraGen expects to make a difference by advancing its promising therapeutics to address the unmet medical needs of cancer patients. CuraGen Corporation is headquartered in Branford, Connecticut. For additional information please visit www.curagen.com.

Safe Harbor

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to CuraGen’s revenue, expenses, losses, income, and future cash and investment positions, including with respect to the fourth quarter and year ended December 31, 2007 and fiscal year 2008, the timing and expected results of our clinical programs, and the development and marketability of planned drugs, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including the risk that any one or more of CuraGen’s drug development programs will not proceed as planned for technical, scientific or commercial reasons or due to patient enrollment issues or based on new information from nonclinical or clinical studies or from other sources, the success of competing products and technologies, CuraGen’s stage of development as a biopharmaceutical company, government regulation and healthcare reform, technological uncertainty and product development risks, product liability exposure, uncertainty of additional funding, CuraGen’s history of incurring losses and the uncertainty of achieving profitability, reliance on research collaborations and strategic alliances, competition, patent infringement claims against CuraGen’s products, processes and technologies, CuraGen’s ability to protect its patents and proprietary rights and uncertainties relating to commercialization rights, as well as those risks, uncertainties and factors referred to in CuraGen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by CuraGen from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, CuraGen’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. CuraGen is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CRGN-F

- FINANCIAL TABLES ATTACHED -

CURAGEN CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Collaboration revenue	$22	$14	$88	$2,298

Operating expenses:
Research and development	6,299	10,870	36,779	44,009
General and administrative	2,026	3,362	11,657	13,648
Restructuring charges	2,737	—	11,274	—

Total operating expenses	11,062	14,232	59,710	57,657

Loss from operations	(11,040)	(14,218)	(59,622)	(55,359)
Interest income	1,474	1,718	5,534	7,170
Interest expense	(995)	(2,332)	(5,167)	(9,351)
Realized (loss)/gain on sale of available-for-sale investments, net	(308)	—	665	—
Gain on extinguishment of debt	8,273	—	8,442	—

Loss from continuing operations before income tax benefit	(2,596)	(14,832)	(50,148)	(57,540)
Income tax benefit	25	215	185	376

Loss from continuing operations	(2,571)	(14,617)	(49,963)	(57,164)

Discontinued operations:
Loss from discontinued operations	—	(1,179)	(2,991)	(2,675)
Gain on sale of subsidiary	—	—	78,352	—

Net (loss) income from discontinued operations	—	(1,179)	75,361	(2,675)

Net (loss) income	($2,571)	($15,796)	$25,398	($59,839)

Basic and diluted net loss per share from continuing operations	($0.05)	($0.27)	($0.89)	($1.04)
Basic and diluted net (loss) income per share from discontinued operations	—	(0.02)	1.35	(0.05)

Basic and diluted net (loss) income per share	($0.05)	($0.29)	$0.45	($1.09)

Weighted average number of shares used in computing basic and diluted net (loss) income per share	56,279	54,784	55,853	54,896

SELECTED BALANCE SHEET INFORMATION
			December 31,	December 31,
			2007	2006
			(unaudited)
Cash and investments			$100,444	$164,393
Restricted cash			14,533	—

Total cash and investments and restricted cash			114,977	164,393

Working capital			107,844	95,985

Total assets			119,282	227,294

4% Convertible subordinated notes due 2011			69,890	110,000
6% Convertible subordinated debentures due 2007			—	66,228

Total convertible subordinated notes and debentures			69,890	176,228

Total long-term liabilities			70,975	111,174

Accumulated deficit			487,574	512,972

Stockholders' equity			38,465	8,767